Exhibit 5.1

Nelson Mullins Riley & Scarborough LLP

Attorneys and Counselors at Law

Atlantic Station / 201 17th Street, NW / Suite 1700 / Atlanta, GA  30363

Tel: 404.322.6000  Fax: 404.322.6050

www.nelsonmullins.com

August 3, 2017

Old Second Bancorp, Inc.

37 South River Street

Aurora, Illinois  60507

Re:  Registration Statement on Form S-3 filed by Old Second Bancorp, Inc.

Ladies and Gentlemen:

We have acted as counsel to Old Second Bancorp, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on August 3, 2017 pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement, including the Prospectus (the “Prospectus”) as supplemented by the various Prospectus Supplements (“Prospectus Supplements”), relates to the registration of certain classes of securities (the “Securities”) consisting of:

(a)                   debt securities issued by the Company, whether senior or subordinated (the “Debt Securities”) consisting of unsecured debentures, notes and/or other evidences of indebtedness, in one or more series, to be issued from time to time under a form of Indenture filed as an exhibit to the Registration Statement (as supplemented or amended, the “Indenture”), proposed to be entered between the Company and a trustee (any such trustee, the “Indenture Trustee”) to be chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “TIA”);

(b)                   shares of common stock of the Company, $1.00 par value per share (the “Common Stock”), together with the associated preferred stock purchase rights for Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company (the “Rights”) to be issued pursuant to the Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, as amended on April 3, 2014 and September 2, 2015 entered into between the Company and Old Second National Bank, as rights agent (the “Tax Benefits Plan”);

(c)                    shares of preferred stock of the Company, $1.00 par value per share (the “Preferred Stock”), to be issued in one or more series, and fractional shares of Preferred Stock (the “Depositary Shares”), which may be evidenced by depositary receipts (“Depositary Receipts”) to be issued under a form of Deposit Agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein;

(d)                   purchase contracts to be issued in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (“Purchase Contracts”) obligating holders to purchase from the Company and the Company to sell to holders a fixed or varying number of shares of Common Stock, Preferred Stock, Depositary Shares or Debt Securities that may be fixed at the time of issuance or may be determined by reference to a specific formula set forth in the Purchase Contracts;

(e)                    purchase units to be issued in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (“Purchase Units”) consisting of Purchase Contract and the Company’s Debt Securities or debt obligations of third parties;

(f)                     two or more Securities described in the Prospectus offered in the form of a unit (collectively, “Units”) to be issued under a unit agreement (the “Unit Agreement”) in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein;

(g)                    warrants to purchase Debt Securities, Common Stock, Preferred Stock or other securities, or any combination of these securities registered under the Registration Statement (the “Warrants”), to be issued under a warrant agreement (the “Warrant Agreement”) in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; and

(h)                   rights offered to shareholders of the Company to purchase additional shares of Common Stock or other securities (the “Subscription Rights”).

For purposes of giving the opinions hereinafter set forth, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of such opinions.  We have examined, among other documents, originals or copies of the following:

(a)                   The Restated Certificate of Incorporation of the Company, as amended, and filed with the Delaware Secretary of State (the “Certificate of Incorporation”);

(b)                   The Bylaws of the Company (“Bylaws”) filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the Commission on March 11, 2016;

(c)                    The Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, dated September 12, 2012 (incorporated herein by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed on September 13, 2012);

(d)                   First Amendment to Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, dated April 3, 2014 (incorporated herein by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014);

(e)                    Second Amendment to Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, dated as of September 2, 2015 (incorporated by reference herein to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 4, 2015);

(f)                     The Registration Statement, including the Prospectus;

(g)                    The form of Indenture, filed as Exhibit 4.13 to the Registration Statement;

In our examination, we have assumed the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.  We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have not undertaken to independently establish or verify any such factual information, but rather we have relied upon statements and representations of officers and other representatives of the Company and others. We have also assumed that (1) any applicable indenture and trustee will have been qualified under the Trust Indenture Act, (2) appropriate corporate actions will be taken by the Company to authorize the forms, terms, execution and delivery of any supplemental indentures, the terms of any series of  Debt Securities, and any other agreements or instruments pursuant to which any Securities will be issued and any certificates that will evidence any Securities, (3) any required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities or third parties will be obtained in connection with the issuance of any Securities, (4) at the time of issuance and sale of any Common Stock or Preferred Stock, and of any Securities convertible into or exercisable for or representing an interest in shares of Common Stock or Preferred Stock, a sufficient number of shares of Common Stock or Preferred Stock, as applicable, is authorized and reserved or otherwise available for issuance, and (5) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act.

In rendering the opinion set forth below with respect to the Rights, we have assumed that the Board of Directors of the Company has acted and will act in accordance with its fiduciary duties with respect to the authorization, execution, delivery and administration of the Tax Benefits Plan and the issuance and administration of the Rights and that prior to any exercise of Rights that requires registration under the Securities Act such exercise will have been properly registered on an appropriate form of registration statement that has become effective. It should be understood that (i) the Rights, by their terms, are subject under certain circumstances to becoming void in the hands of certain holders or purported transferees, (ii) our opinion addresses the Rights and the Tax Benefits Plan in their entirety and does not address the validity or binding effect of any particular provision of the Rights or the Tax Benefits Plan, and (iii) the effect, if any, that the invalidity of any particular provision of the Rights or the Tax Benefits Plan may have on any other provision, or the entirety of, the Tax Benefits Plan or the Rights, and potential legal or administrative issues that could arise in connection with the Rights becoming exercisable, are not settled under applicable law and the invalidity of any particular provision of the Rights or the Tax Benefits Plan could result in invalidating the Rights in their entirety and could be affected by the facts and circumstances existing at the time of any adjudication of the issue. It should also be understood that our opinion does not address the substance or consequences of any determination that a court of competent jurisdiction may make regarding whether the Board of Directors of the Company would be required to redeem or terminate, or take other actions with respect to, the Tax Benefits Plan or the Rights at some future time based on the facts and circumstances existing at that time.  The Rights exist by virtue of and are subject to the Tax Benefits Plan and the terms and conditions thereof, and it sold be understood that the Tax Benefits Plan and the Rights may be terminated or amended at the option of the Board of Directors of the Company and may expire in accordance with their terms.

Based on the foregoing and subject to such legal considerations as we have deemed relevant, we are of the opinion that:

(1)                   When, as and if (i) the terms of the Debt Securities and of their issuance and sale have been duly authorized by the Company, as applicable, and duly established in conformity with the applicable Indenture, and (ii) the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture against payment of the purchase price therefor (in an amount not less than the par value per share of any Common Stock into which such Debt Securities may be converted), and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, as applicable.

(2)                   When, as and if (i) the terms of the issuance and sale of the Common Stock have been duly authorized by the Company, and (ii) the Common Stock has been duly issued and sold against payment of the purchase price therefor in an amount not less than the par value per share of Common Stock and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, and certificates representing such shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law and, if appropriate, by the Company’s transfer agent, the Common Stock will be validly issued, fully paid, and non-assessable, and the related Rights, when issued in accordance with the Tax Benefits Plan, will constitute the valid and legally binding obligations of the Company.

(3)                   When, as and if (i) the terms of the Preferred Stock of a particular series and of its issuance and sale have been duly authorized by the Company and duly established in conformity with the Company’s Certificate Incorporation and Bylaws and applicable law, (ii) a certificate of amendment to the Certificate of Incorporation with respect to the Preferred Stock of such series have been duly filed with the Delaware Secretary of State, and (iii) the Preferred Stock of such series has been duly issued and sold against payment of the purchase price therefor in an amount not less than the par value per share of Preferred Stock and as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, and certificates representing such shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law and, if appropriate, by the Company’s transfer agent, the Preferred Stock of such series will be validly issued, fully paid, and non-assessable.

(4)                   When, as and if (i) the deposit agreement relating to the Depositary Shares has been duly authorized, executed and delivered by the parties thereto, (ii) the terms of the Preferred Stock of a particular series and of its issuance and sale, and the issuance and sale of the Depositary Shares of such series, have been duly authorized by the Company and duly established in conformity with the Certificate of Incorporation, Bylaws, applicable law, and the related deposit agreement, (iii) the certificate of amendment to the Certificate of Incorporation with respect to the Preferred Stock of such series have been duly filed with the Delaware Secretary of State, (iv) the Preferred Stock of such series has been duly issued and sold against payment of the purchase price therefor in an amount not less than the par value per share of Preferred Stock and certificates representing such shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law and delivered to the depositary, and (v) the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the related deposit agreement and issued against deposit of the Preferred Stock and against payment therefor as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement, and the related deposit agreement, the Depositary Receipts evidencing the Depositary Shares of such series of Preferred Stock will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the related deposit agreement.

(5)                   When, as and if (i) the terms of the Purchase Contracts or Purchase Units and of their issuance and sale have been duly authorized by the Company and duly established in conformity with Company’s Certificate of Incorporation and Bylaws and applicable law, (ii) the Purchase Contracts or Purchase Units have been duly authorized, executed and delivered by the parties thereto, and (iii) such Purchase Contracts or Purchase Units have been duly executed and delivered (including by being countersigned by the applicable Purchase Contract Agent in accordance with the applicable Purchase Contract Agreement or Purchase Unit Agreement, if required by the applicable Purchase Contract

Agreement or Purchase Unit Agreement) and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Purchase Contracts or Purchase Units will constitute valid and binding obligations of the Company.

(6)                   When, as and if (i) the terms of the Units and of their issuance and sale have been duly authorized by the Company and duly established in conformity with Company’s Certificate of Incorporation and Bylaws and applicable law, (ii) the applicable Units have been duly authorized, executed and delivered by the parties thereto, and (iii) such Units have been duly executed and delivered (including by being  countersigned by the applicable Unit Agent in accordance with the applicable Unit Agreement, if required by the applicable Unit Agreement) and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Units will constitute valid and binding obligations of the Company.

(7)                   When, as and if (i) the terms of the Warrants and of their issuance and sale have been duly authorized by the Company and duly established in conformity with Company’s Certificate of Incorporation and Bylaws and applicable law, (ii) the applicable warrant agreement has been duly authorized, executed and delivered by the parties thereto, and (iii) such Warrants have been duly executed and delivered in accordance with the applicable Warrant Agreement (including by being countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement, if required by the applicable Warrant Agreement ) and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company.

(8)                   When, as and if (i) the terms of the Subscription Rights and of their issuance have been duly authorized by the Company and duly established in conformity with Company’s Certificate of Incorporation and Bylaws and applicable law, (ii) the agreements, instruments or certificates creating, affecting or evidencing the Subscription Rights have been duly authorized, executed and delivered by the parties thereto, and (iii) such Subscription Rights have been issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Subscription Rights will constitute valid and binding obligations of the Company.

The opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the Delaware General Corporation Law and, to the extent set forth as the governing law in an agreement filed as an exhibit to the Registration Statement under which Securities are to be issued as described in this opinion, the laws of the State of New York, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement.  We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.  The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.  We disclaim any obligations to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

For purposes of each of our opinions, appropriate corporate action with respect to any issuance of Securities involving Common Stock or Preferred Stock (including any Purchase Contracts, Units, Rights, Warrants or convertible Debt Securities involving Common Stock or Preferred Stock) would include, without limitation, the requirement that the Company not approve any issuance of Common Stock or Preferred Stock in excess of the number of shares of Common Stock or Preferred Stock, as the case may be, authorized and properly available for such issuance.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us as counsel for the Company under the caption “Experts” in the prospectus comprising a part of such Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.  We assume no obligation to revise or supplement this opinion for events occurring or coming to our attention after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP